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                                                                    EXHIBIT j(2)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference and use of our reports dated May 10, 2001, on the financial statements and financial highlights of the AIM High Income Municipal Fund, AIM Tax-Exempt Bond Fund of Connecticut, AIM Tax-Exempt Cash Fund, and AIM Tax-Free Intermediate Fund as of and for the year ended March 31, 2001 in the Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A).



                                                      /s/ ERNST & YOUNG LLP

Houston, Texas
July 23, 2001